UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007 (January 24, 2007)

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

Item 8.01.	Other Events

On January 24, 2007, Bancorp Rhode Island, Inc. (“BancorpRI”) announced that the Board of Directors intends to nominate for re-election current Class II Directors John R. Berger, Mark R. Feinstein, Pablo Rodriguez, M.D. and Michael E. McMahon and to nominate Richard L. Bready as a new Class II Director at the upcoming annual meeting of shareholders to be held May 16, 2007. A copy of the press release relating to such announcement, dated January 24, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Bancorp RI will file a proxy statement in connection with its 2007 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc. at (866) 425-8584 toll free.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
Exhibit No.	Exhibit
99.1	Press Release dated January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

/s/ Linda H. Simmons

By: ______________________________________

Linda H. Simmons

Chief Financial Officer

Date: January 24, 2007